                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         Cabot Oil & Gas Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


[LOGO] CABOT OIL & GAS CORPORATION





                                                                  March 29, 1996





Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Thursday, May 16, 1996 at 10:00 a.m., local time, at The Ritz-Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas.

         The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the meeting. To better acquaint you with the directors, the Proxy Statement contains biographical information of each nominee and each director continuing in office.

         A report on the operations of the Company and its plans will be presented at the meeting. In addition, directors and officers of the Company will be present to respond to your questions.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.


                                        Sincerely,


                                        /s/ CHARLES P. SIESS, JR.

                                        CHARLES P. SIESS, JR.
                                        Chairman of the Board,
                                        Chief Executive Officer and
                                        President

                          CABOT OIL & GAS CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1996


         The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the "Company"), a Delaware corporation, will be held in The Colonnade Salon, The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas 77027, on Thursday, May 16, 1996 at 10:00 a.m., for the following purposes:

         1.      To elect two persons to the Board of Directors of the Company.

         2 To approve an amendment to the Company's 1990 Nonemployee Director Stock Option Plan.

         3. To ratify the appointment of the firm of Coopers & Lybrand L.L.P, independent certified public accountants, as auditors of the Company for its 1996 fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

          Only holders of record of the Class A Common Stock and the 6% Convertible Redeemable Preferred Stock at the close of business on March 18, 1996 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

          Stockholders who do not expect to be present at the Annual Meeting are urged to complete, date, sign and return the accompanying proxy in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. You may still vote in person if you decide to attend the Annual Meeting.

          It is important that your shares be voted at the Annual Meeting. Please exercise your right to vote and return a completed form of proxy at your earliest convenience.


                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ LISA A. MACHESNEY

                                        LISA A. MACHESNEY
                                        Corporate Secretary


Houston, Texas
March 29, 1996

                          CABOT OIL & GAS CORPORATION
                              15375 Memorial Drive
                             Houston, Texas  77079

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1996

                              GENERAL INFORMATION


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the "Company") of proxies for use at its 1996 Annual Meeting of Stockholders, to be held at The Ritz-Carlton, Houston, Texas, on Thursday, May 16, 1996, at 10:00 a.m., or any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time prior to its use by a written communication to Ms. Lisa A. Machesney, Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

         Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment thereof. Proxies on which no voting instructions are indicated will be voted for the election of the nominees for directors, for approval of the amendment to the 1990 Nonemployee Director Stock Option Plan, for ratification of the appointment of Coopers & Lybrand L.L.P., independent certified public accountants, as auditors of the Company for its 1996 fiscal year and in the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

         Only holders of record of the Company's Class A Common Stock, par value $.10 per share ("Common Stock"), and the Company's 6% Convertible Redeemable Preferred Stock ("6% Preferred Stock") as of the close of business on March 18, 1995, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 22,796,607 shares of Common Stock, and 1,134,000 shares of 6% Preferred Stock. Each share of Common Stock is entitled to one vote per share and each share of the 6% Preferred Stock is entitled to 1.739 votes per share. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting. The Proxy Statement and form of Proxy are being first sent or given to security holders on March 29, 1996.

         In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions from proposals are treated as votes against the particular proposal. Broker non-votes on proposals are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal.


                                  PROPOSAL I.
                             ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes of directors serving staggered three-year terms. Samuel W. Bodman and William P. Vititoe have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 1999 and until his successor shall have been elected and shall have qualified. Each nominee is currently a director of the Company.

         It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of Messrs. Bodman and Vititoe for terms of three years. If any one of the nominees is not so available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth below.

CERTAIN INFORMATION REGARDING NOMINEES AND DIRECTORS

         Set forth below, as of March 1, 1996, for each director that will continue to serve after the Annual Meeting and for each nominee for election as a director of the Company, is information regarding his age, position(s) with the Company, membership on committees of the Board of Directors, the period during which he has served as a director and term of office, his business experience during at least the past five years, and other directorships currently held by him. Carl M. Mueller, a director of the Company since 1990, is retiring from the Board at the Annual Meeting and is not standing for reelection. Mr. Mueller is currently Chairman of the Compensation Committee and a member of the Safety and Environmental Affairs Committee.



         ROBERT F. BAILEY
         Age:  63
         Committee Membership: Audit, Safety and Environmental Affairs Director Since: 1994
         Term of Office Expires:  1998
         Business Experience:
             Trans Republic Energy, L.P.
                 President - 1992 to present
             Alta Energy Corporation
                 President - prior to 1992
         Other Directorships:
             Washington Energy Company
             Texas Commerce Bank - Midland


         SAMUEL W. BODMAN
         Age:  57
         Committee Membership:  Compensation, Nominations
         Director Since:  1989
         Term of Office Expires:  1996 (Nominee for Director)
         Business Experience:
             Cabot Corporation:
                 Chairman of the Board - October 1988 to present
                 President - February 1991 to February 1995
                 January 1987 to October 1988
                 Chief Executive Officer - February 1988 to present Other Directorships:
             Cabot Corporation
             John Hancock Mutual Life Insurance Company
             Westvaco Corporation
             Security Capital Group Incorporated

         HENRY O. BOSWELL
         Age:  66
         Committee Membership:  Audit, Compensation
         Director Since:  1991
         Term of Office Expires:  1997
         Business Experience:
             Retired October 1987
             Amoco Production Company
                 President - 1983 to October 1987
             Amoco Corporation
                 Director - 1983 to October 1987
             Amoco Canada Petroleum Ltd.
                 Chairman of the Board - 1983 to October 1987
         Other Directorships:
             ServiceMaster Management Corporation
             Rowan Companies, Inc.



         JOHN G.L. CABOT
         Age:  61
         Committee Memberships: Nominations, Safety and Environmental Affairs Director Since: 1989
         Term of Office Expires:  1998
         Business Experience:
             Retired September 1995
             Cabot Corporation:
                 Chief Financial Officer - October 1992 to September 1995
                 Vice Chairman of the Board - October 1988 to September 1995 Other Directorships:
             Cabot Corporation
             Eaton Vance Corp.
             K.N. Energy, Inc. (Advisory Director)



         WILLIAM R. ESLER
         Age:  70
         Committee Membership:  Audit, Safety and Environmental Affairs
         Director Since:  1992
         Term of Office Expires:  1997
         Business Experience:
             Retired February 1991
             Southwestern Public Service Company
               Chairman of the Board and Chief Executive Officer - July 1989
                to February 1991
               President and Chief Executive Officer - January 1989 to July 1989 President and Chief Operating Officer - 1985 to July 1989 Director - 1985 to 1992

         WILLIAM H. KNOELL
         Age:  71
         Committee Membership: Audit, Safety and Environmental Affairs Director Since: 1990
         Term of Office Expires:  1998
         Business Experience:
             Retired September 1989
             Cyclops Industries, Inc.
                 Chairman, President and Chief Executive Officer - 1987 to September 1989
                 Director until April 1992
         Other Directorships:
             DQE Corporation
             Duquesne Light Company



         C. WAYNE NANCE
         Age:  64
         Committee Memberships:  Compensation, Nominations
         Director Since:  1992
         Term of Office Expires:  1998
         Business Experience:
             C. Wayne Nance & Associates, Inc. (petroleum consulting and investments)
                 President - July 1989 to present
             The Mitchell Group
                 Senior Vice President - July 1989 to present
         Other Directorships:
             Matador Petroleum Corporation




         CHARLES P. SIESS, JR.
         Age:  69
         Position: Chairman of the Board, Chief Executive Officer and President Director Since: 1989
         Term of Office Expires: 1997
         Business Experience:
             Cabot Oil & Gas Corporation
                 Chairman of the Board, Chief Executive Officer and President - May 1995 to present and December 1989 to December 1992
             Bridas S.A.P.I.C. Oil Exploration
                 Consultant and Acting General Manager - January 1993 to
                 January 1994
         Other Directorships:
             Cabot Corporation
             CAMCO, Inc.
             Rowan Companies, Inc.

         WILLIAM P. VITITOE
         Age:  57
         Committee Memberships:  Compensation, Nominations
         Term of Office Expires:  1996 (Nominee for Director)
         Business Experience:
             Washington Energy Company
                 Chairman of the Board, Chief Executive Officer and President - January 1994 to present
             ANR Pipeline Company
                 President and Chief Executive Officer - October 1990 to December 1993
         Other Directorships:
             Washington Energy Company
             Comerica Bank
             Michigan Mutual/Amerisure


INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held seven meetings during the year ended December 31, 1995. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominations Committee and the Safety and Environmental Affairs Committee. Membership on each committee is listed above. All standing committees are composed entirely of nonemployee directors.

         The Audit Committee annually recommends the independent public accountants to be appointed by the Board of Directors as auditor of the Company and its subsidiaries; the committee also reviews the arrangements for and the results of the auditor's examination of the Company's books and records, internal accounting control procedures, and the activities and recommendations of the Company's internal auditors. It reports to the Board of Directors on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee held four meetings during 1995.

         The Compensation Committee determines the salaries, bonuses and other remuneration of the Company's officers who are also directors, reviews and approves the salaries, bonuses and other remuneration of all other executive officers, and determines the aggregate amount of bonuses and other incentives to be paid pursuant to the Company's incentive compensation program. It administers the Company's Annual Target Cash Incentive Plan, 1994 Long-Term Incentive Plan, Incentive Stock Option Plan and supplemental retirement plans, including the adoption of the rules and regulations therefore and the determination of awards. It also makes recommendations to the Board of Directors with respect to the Company's compensation policy. The Compensation Committee held nine meetings during 1995.

         The Nominations Committee considers and proposes nominees for membership on the Board of Directors, including nominations made by stockholders, reviews the composition of the Board of Directors and makes recommendations to the Board of Directors concerning corporate governance. Any stockholder desiring to make a nomination to the Board of Directors should submit such nomination for consideration by the Nominations Committee, including such nominee's qualifications, to Ms. Lisa A. Machesney, Corporate Secretary, Cabot Oil & Gas Corporation, 15375 Memorial Drive, Houston, Texas 77079. The Nominations Committee held two meetings during 1995.

         The Safety and Environmental Affairs Committee reviews the Company's safety and environmental management programs and major hazard analyses. It also reviews the nature of and extent of Company spending from time to time for safety and environmental compliance. It further consults with outside and internal advisors of the Company regarding the management of the Company's safety and environmental programs. The Safety and Environmental Affairs Committee held two meetings during 1995.

         All directors attended 75% or more of the meetings of the Board of Directors and of the committees held while they were members during 1995.

DIRECTOR'S COMPENSATION

         Directors who are not employees of the Company were compensated during 1995 by the payment of a quarterly cash fee of $4,000, plus $1,000 for attendance by them at each Board meeting and $500 for attendance at each
meeting of a committee of which they are a member.   Committee chairmen
received an additional fee of $500 per quarter. Directors are further compensated $500 for attendance at business meetings when so requested by the Chairman of the Board of Directors.

         Nonemployee directors also received nondiscretionary automatic grants of nonqualified options to purchase 10,000 shares of the Common Stock at a price equal to 100% of the fair market value on the date first elected to the Board of Directors under either the 1990 Nonemployee Director Stock Option Plan
or the 1994 Nonemployee Director Stock Option Plan.   In addition, under the
1994 Nonemployee Director Stock Option Plan, nonemployee directors also receive a nondiscretionary automatic grant of a nonqualified option to purchase an additional 5,000 shares of Common Stock upon reelection to a new term of office. Directors who are employees of the Company receive no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred for attending all Board and committee meetings.


                                  PROPOSAL II.
                          APPROVAL OF AMENDMENT TO THE
                  1990 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

         The Board of Directors has adopted, subject to stockholder approval, a Second Amendment (the "Amendment") to the 1990 Nonemployee Director Stock Director Plan of the Company (the "1990 Director Plan"). A copy of the Amendment is attached hereto as Exhibit A and is incorporated herein by reference. The 1990 Director Plan was adopted in April 1990 and approved by the Company's stockholders in February 1991. It was amended in July 1993 by the Board of Directors in order to allow the Company to issue new stock in addition to the use of treasury stock to fund option exercises under the 1990 Director Plan. The 1990 Director Plan was intended as an incentive to retain and attract persons of training, experience and ability to serve as independent directors on the Board of Directors, to encourage the sense of proprietorship in such directors and to stimulate the active interest of such directors in the development and financial success of the Company. The 1990 Director Plan provides for stock options with respect to a total of 60,000 shares of Common Stock. As of December 31, 1995, options to purchase a total of 47,000 shares were outstanding under the 1990 Director Plan, all of which were then exercisable, and 3,000 shares had been issued to directors pursuant to the 1990 Director Plan. The 1990 Director Plan provided for automatic option grants of 10,000 shares on the date an individual first becomes a director of the Company. Options under the 1990 Director Plan are exercisable with respect to 25% of the shares subject thereto on the date of grant, with the remaining 75% vesting in equal increments on the second, third and fourth anniversaries of the date of grant. The exercise price for all options is the fair market value (as defined) of the Common Stock on the date of grant.

         In December 1993, the Board of Directors adopted, and stockholders approved in May 1994, the 1994 Nonemployee Director Stock Option Plan (the "1994 Director Plan"). Due to the adoption of the 1994 Director Plan, no further stock options are intended to be granted under the 1990 Director Plan.

         The Amendment is intended to conform the provision of the 1990 Director Plan with the 1994 Director Plan with respect to the length of time a nonemployee director has to exercise vested stock options following mandatory retirement. Each option under the 1990 Director Plan expires ten years from the date it becomes exercisable. Under the 1990 Director Plan as currently in effect, an option will expire, if earlier, one year after the date the optionee ceases to be a director by reason of death or disability or three months after the date optionee ceases to be a director for any other reason. The Amendment would allow a nonemployee director up to one year following mandatory retirement to exercise vested stock options, in conformance with the 1994 Director Plan.

         Approval of the Amendment to the 1990 Director Plan will require the affirmative vote of a majority of the votes of the shares of Common Stock and the 6% Preferred Stock voting on the proposal. For this purpose, abstentions will be counted as votes against and broker non-votes will not be treated as voting on the proposal. The persons named on the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the approval of the Amendment.


                                 PROPOSAL III.
                      APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, upon recommendation by the Audit Committee, has approved and recommended the appointment of Coopers & Lybrand L.L.P., independent public accountants, as auditors to examine the Company's financial statements for 1996. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the designation of Coopers & Lybrand L.L.P. as auditors of the Company.

         A representative of Coopers & Lybrand L.L.P. is expected to attend the Annual Meeting and to be available to respond to appropriate questions raised during the Annual Meeting. The representative will also have an opportunity to make a statement during the meeting if the representative so desires.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes annual and long-term compensation paid to the Company's Chief Executive Officer, the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as of December 31, 1995 and the Company's former Chief Executive Officer for all services rendered to the Company and its subsidiaries during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------
                                           Annual Compensation           Long-Term Compensation
                                   ------------------------------------------------------------------
                                                                                 Awards
                                                                      -------------------------------
          Name and           Year    Salary    Bonus     Other Annual  Restricted Stock Securities     All Other
     Principal Position               ($)     ($) (1)    Compensation   Awards ($) (3)  Underlying   Compensation
                                                           ($) (2)                     Options (#)      ($)(4)
-------------------------------------------------------------------------------------------------------------------
C.P. Siess, Jr.              1995     230,978        0       21,030         133,750(5)      280,000       8,750
  Chairman of the Board      1994           0        0            0               0               0           0
  Board and CEO              1993           0        0            0               0               0           0

H.B. Whitehead               1995     165,000        0       11,704          41,625(7)       12,000       6,593
  Vice President -           1994     161,833        0        1,288               0           9,000       8,273
  Regional Manager           1993     144,500   45,000       44,310(6)            0           8,000       7,380

J.M. Trimble                 1995     150,000        0        6,732          41,625(8)        7,500       6,000
  Vice President - Business  1994     148,667        0        1,631               0           7,500       7,947
  Development & Engineering  1993     142,000   50,000        1,740               0           7,500       7,280

G.F. Reiger                  1995     135,000        0          696          41,625(9)       10,500       5,400
  Vice President -           1994      72,916        0          868               0           4,000       2,917
  Regional Manager           1993           0        0            0               0               0           0

J.L. Batt                    1995     137,500        0        5,652          34,688(10)       6,000       6,150
  Vice President - Land      1994     136,250        0        3,867               0           6,000       6,000
                             1993     128,917   30,000        1,620               0           5,000       8,994

J.H. Lollar (11)             1995     156,250        0        3,755               0               0   1,094,561(11)
  Former Chairman of the     1994     370,883        0       14,766               0          30,000       9,240
  Board and CEO              1993     350,000  120,000        5,764               0          28,000       8,994
-------------------------------------------------------------------------------------------------------------------

   1/ No bonuses were paid to the Chief Executive Officer or the four most highly compensated executives in 1994 or 1995. See "Compensation Committee Report on Executive Compensation - Annual Incentive Bonus".

   2/ Unless otherwise indicated, the amount in this column represents premiums paid on and a tax gross-up for imputed income on executive term life insurance and a tax gross-up on club dues. Premiums paid on and a tax gross-up for imputed income on executive term life insurance represents $17,732, $1,217, $1,088, $696, $3,825 and $0 for Messrs.
         Siess, Whitehead, Trimble, Reiger, Batt and Lollar, respectively. The tax gross-up on club dues represents $3,298, $10,487, $5,644, $0, $1,827 and $3,755 for Messrs. Siess, Whitehead, Trimble, Reiger, Batt and Lollar, respectively.

   3/ Unless otherwise indicated, the amount in this column represents the value of restricted stock grants made to the named executive on November 14, 1995, based on a closing market price of $13.875 on November 14, 1995, as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System.

   4/ Unless otherwise indicated, the amount in this column represents the Company's contribution to the 401(k) Plan and associated non-qualified agreement on behalf of the named executive.

   5/ This amount represents the value of a 10,000 share restricted stock grant made to Mr. Siess on August 3, 1995, based on a closing market price of $13.375 on August 3, 1995, as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System, the restrictions on which lapse in one installment on May 18, 1998. Mr. Siess holds a total of 60,000 shares of restricted stock. The market value (net of purchase price) of such shares at December 29, 1995 was $477,500. Dividends are paid on the other 50,000 shares of restricted stock held, which were purchased for $8 per share in 1990 in connection with the Company's initial public offering.

   6/ Represents $400 for premiums paid on and a tax gross-up for imputed income on executive term life insurance and $43,910 tax gross-up for relocation expenses.

   7/ Mr. Whitehead holds 6,125 shares of restricted stock. The market value (net of purchase price) of such shares at December 29, 1995 was $64,578. Mr. Whitehead was granted 3,000 shares of restricted stock on November 14, 1995, the restrictions on which lapse 33 1/3% on November 14, 1996 and an additional 33 1/3% on each of the next two anniversaries of such date. Dividends are paid on the other 3,125 shares of restricted stock held, which were purchased for $8 per share in 1990 in connection with the Company's initial public offering.

   8/ Mr. Trimble holds 15,500 shares of restricted stock. The market value (net of purchase price) of such shares at December 29, 1995 was $126,688. Mr. Trimble was granted 3,000 shares of restricted stock on November 14, 1995, the restrictions on which lapse 33 1/3% on November 14, 1996 and an additional 33 1/3% on each of the next two anniversaries of such date. Dividends are paid on the other 12,500 shares of restricted stock held, which were purchased for $8 per share in 1990 in connection with the Company's initial public offering.

   9/ Mr. Reiger holds 3,000 shares of restricted stock. The market value of such shares at December 29, 1995 was $43,875. Mr. Reiger was granted 3,000 shares of restricted stock on November 14, 1995, the restrictions on which lapse 33 1/3% on November 14, 1996 and an additional 33 1/3% on each of the next two anniversaries of such date. No dividends are paid on the restricted stock held.

   10/ Mr. Batt holds 2,500 shares of restricted stock. The market value of such shares at December 29, 1995 was $36,563. Mr. Batt was granted 2,500 shares of restricted stock on November 14, 1995, the restrictions on which lapse 33 1/3% on November 14, 1996 and an additional 33 1/3% on each of the next two anniversaries of such date. No dividends are paid on the restricted stock held.

   11/ Mr. Lollar resigned from the Company effective May 18, 1995. See "Severance Arrangements."

OPTION GRANTS IN LAST FISCAL YEAR

         Set forth below is certain information relating to the Company's grants of options during 1995 to the executive officers named in the preceding Summary Compensation Table, including the relative size of each grant, and each grant's exercise price and expiration date. Also included is information relating to the potential realizable value of the options granted, based upon assumed annualized stock value appreciation rates. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.


                       OPTION GRANTS IN LAST FISCAL YEAR


---------------------------------------------------------------------------------------------------------------
                                                                                  Potential Realizable
                                                                              Value at Assumed Annual Rates
                             Individual Grants                                of Stock Price Appreciation
                                                                                     for Option Term
---------------------------------------------------------------------------------------------------------------
                     Number of    Percent of
                    Securities  Total Options
                    Underlying    Granted to
                      Options    Employees in
                      Granted    Fiscal Year    Exercise
                      (#) (1)                     Price       Expiration
       Name                                    ($/Sh) (2)      Date (3)        5%  ($)          10%  ($)
---------------------------------------------------------------------------------------------------------------
C.P. Siess, Jr.       30,000 (4)     5.5%       $15.3125     May 18, 2000     $126,825 (6)       $280,425 (8)

C.P. Siess, Jr.      250,000 (5)    45.8%       $13.5625    August 9, 2000    $936,875 (7)     $2,069,375 (9)

H.B. Whitehead        12,000 (4)     2.2%       $15.3125     May 18, 2000      $50,730 (6)       $112,170 (8)

J.M. Trimble           7,500 (4)     1.4%       $15.3125     May 18, 2000      $31,706 (6)        $70,106 (8)

G.F. Reiger           10,500 (4)     1.9%       $15.3125     May 18, 2000      $44,389 (6)        $98,149 (8)

J.L. Batt              6,000 (4)     1.1%       $15.3125    May 18, 2000       $25,365 (6)        $56,085 (8)

J.H. Lollar              0            0%            -             -                0                  0
---------------------------------------------------------------------------------------------------------------

   1/ There were no adjustments or amendments during 1995 to the exercise price of stock options previously awarded to any of the named executive officers.

   2/ Equal to the average of the high and low trading price per share of the Company's Common Stock on the date of grant, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System.

   3/ The options permit the exercise price to be paid in cash or by tendering shares of Common Stock. The options permit the withholding of shares, at the discretion of the Compensation Committee, to satisfy tax obligations.

   4/ 33 1/3% of such options become exercisable on the first anniversary of the date of grant (May 18, 1995) and the remainder of such option becomes exercisable in 33 1/3% increments on each of the next two anniversaries of such date.

   5/ Consists of two options granted August 9, 1995. One, with respect to 195,000 shares, is exercisable upon the date of grant. The other option, with respect to 55,000 shares, is exercisable on February 9, 1996.

   6/ The stock price required to produce this value is $19.54 and would produce a corresponding $96,372,597 increase in total stockholder value based upon 22,796,593 shares of Common Stock outstanding on March 1, 1996.

   7/ The stock price required to produce this value is $17.31 and would produce a corresponding $85,430,232 increase in total stockholder value based upon 22,796,593 shares of Common Stock outstanding on March 1, 1996.

   8/ The stock price required to produce this value is $24.66 and would produce a corresponding $213,091,153 increase in total stockholder value based upon 22,796,593 shares of Common Stock outstanding on March 1, 1996.

   9/ The stock price required to produce this value is $21.84 and would produce a corresponding $188,698,799 increase in total stockholder value based upon 22,796,593 shares of Common Stock outstanding on March 1, 1996.


AGGREGATED FY-END OPTION VALUES

         Set forth below is supplemental information relating to the number and intrinsic value of stock options held at December 31, 1995 ("FY-End"), by the executive officers named in the preceding Summary Compensation Table. Year-end values are based on the Company's stock price at December 29, 1995, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance. No options were exercised by the individuals named in the Summary Compensation Table during 1995.


                        AGGREGATED FY-END OPTION VALUES


--------------------------------------------------------------------------------------------------
                                       Number of
                                       Securities                          Value of
                                       Underlying                         Unexercised
                                       Unexercised                       In-the-Money
                                  Options at FY-End (#)              Options at FY-End ($)
--------------------------------------------------------------------------------------------------
                                       Exercisable/                        Exercisable/
   Name                               Unexercisable                       Unexercisable(1)
--------------------------------------------------------------------------------------------------
C.P. Siess, Jr.                     331,000 / 85,000                  $207,188 / $58,438

H.B. Whitehead                       30,520 / 23,880                   $14,740 /  $3,685

J.M. Trimble                         32,420 / 17,980                   $14,740 /  $3,685

G.F. Reiger                           1,334 / 13,166                         0 /    0

J.L. Batt                            21,520 / 13,630                    $8,965 /  $2,241

J.H. Lollar                         118,000 / 0                              0 /    0
--------------------------------------------------------------------------------------------------

   1/ A stock option is considered to be "in-the-money" if the price of the related stock is higher than the exercise price of the option. The closing market price of the Common Stock was $14.625 per share as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System for December 29, 1995.

LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

        Shown below is information with respect to long term incentive awards made to the executive officers named in the Summary Compensation Table.


             LONG TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR


-------------------------------------------------------------------------------------------------------------------
                                                                   Estimated Future Payouts Under Non-Stock
                                                                                Price-Based Plans
                                                               ----------------------------------------------------
                        Number of Shares,      Performance or
         Name         Units or Other Rights  Other Period until
                             (#) (1)           Maturation or     Threshold (#)    Target (#)      Maximum (#)
                                                 Payout (2)
-------------------------------------------------------------------------------------------------------------------
C.P. Siess, Jr.              10,000               3 Years            2,500          10,000          15,000
H.B. Whitehead                4,000               3 Years            1,000           4,000           6,000
J.M. Trimble                  2,500               3 Years             625            2,500           3,750
G.F. Reiger                   3,500               3 Years             875            3,500           5,250
J.L. Batt                     2,000               3 Years             500            2,000           3,000
J.H. Lollar                     0                   n/a               n/a             n/a             n/a
-------------------------------------------------------------------------------------------------------------------


(1) Performance shares were awarded under the 1994 Long-Term Incentive Plan. Each performance share represents the right to receive, after the end of the performance period, from 0% to 150% of a share of Common Stock, based on the Company's performance. The performance criteria that determines the number of shares of Common Stock of the Company issued per performance share is the relative total shareholder return on the Company's Common Stock as compared to the total shareholder return on the common equity of each company in a specified comparator group of 12 companies. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period plus dividends (on a cumulative reinvested basis). After the end of each performance period, the Company will issue shares in respect to such performance share award for such period based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period, using a specified scale. See "Compensation Committee Report on Executive Compensation - Long Term Incentives".

(2) The performance period began to run on July 1, 1995 and is scheduled to end on June 30, 1998. Unless otherwise determined by the Compensation Committee, if a participant's employment terminates prior to the end of a performance period, no shares of Common Stock shall be issued to such participant. With respect to Mr. Siess, the Compensation Committee has determined that should his service as a Company officer terminate prior to the end of the performance period, any issuance of Common Stock shall be prorated based on actual service completed during the performance period, but such issuance shall only be made at the end of the performance period.

PENSION PLAN TABLE

      Company employees are covered by the Company's Pension Plan (the "Pension Plan"), a noncontributory defined benefit pension plan that provides benefits based generally upon the employee's compensation levels during the last years of employment. In addition, the Company has entered into agreements to supplement the benefits payable to certain officers to the extent benefits under the Pension Plan are limited by provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended. The following table sets forth estimated annual benefits payable for eligible employees (including executive officers) who retire at age 65 under the Pension Plan (and, where applicable, such supplemental agreements) for specified earnings and years of service classification. Amounts shown are for employees (including all persons listed in the Summary Compensation Table) who were not "grandfathered" under the Pension Plan (based on years of service and age) as of September 30, 1988.

                               PENSION PLAN TABLE

-------------------------------------------------------------------------------------------
      REMUNERATION                               YEARS OF SERVICE
-------------------------------------------------------------------------------------------
                              15           20          25           30           35
-------------------------------------------------------------------------------------------
      125,000               26,570       35,426       44,283       53,140       61,996
-------------------------------------------------------------------------------------------
      150,000               32,195       42,926       53,658       64,390       75,121
-------------------------------------------------------------------------------------------
      175,000               37,820       50,426       63,033       75,640       88,246
-------------------------------------------------------------------------------------------
      200,000               43,445       57,926       72,408       86,890      101,371
-------------------------------------------------------------------------------------------
      225,000               49,070       65,426       81,783       98,140      114,496
-------------------------------------------------------------------------------------------
      250,000               54,695       72,926       91,158      109,390      127,621
-------------------------------------------------------------------------------------------
      275,000               60,320       80,426      100,533      120,640      140,476
-------------------------------------------------------------------------------------------
      300,000               65,945       87,926      109,908      131,890      153,871
-------------------------------------------------------------------------------------------
      400,000               88,445      117,926      147,408      176,890      206,371
-------------------------------------------------------------------------------------------
      450,000               99,695      132,926      166,158      199,390      232,621
-------------------------------------------------------------------------------------------
      500,000              110,945      147,926      184,908      221,890      258,871
-------------------------------------------------------------------------------------------
      600,000              133,445      177,926      222,408      266,890      311,371
-------------------------------------------------------------------------------------------

         Compensation under the Pension Plan generally consists of base salary and any short-term incentive payments. The Pension Plan provides for full vesting after five years of service. Benefits are payable for the life of the employee on a single-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. Covered compensation under the Pension Plan in 1995 for the executive officers named in the Summary Compensation Table is the amounts under the "Salary" and "Bonus" columns set forth in such table. The Company provides Mr. Siess supplemental pension benefits by granting one month's additional service credit for each month of actual service. For purposes of the Pension Plan, including Mr. Siess's supplemental pension benefits, Messrs. Siess, Trimble, Whitehead, Reiger and Batt had 7.0, 12.67, 15.25, 1.58 and 8.00 years of credited service, respectively, as of December 31, 1995. Mr. Siess' benefits shall be offset by the value of pension benefits paid upon his prior termination of service. The Company provided Mr. Lollar supplemental pension benefits by granting one month's additional service credit for each month of actual service. Mr. Lollar's participation in the Company's Pension Plan terminated upon his resignation from the Company. See "Severance Arrangements".

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION


INTRODUCTION

         The Compensation Committee of the Company's Board of Directors (the "Committee") is comprised of five non-employee directors. The Committee has responsibility for determining the salaries, incentive compensation and other remuneration of the officers of the Company who are also directors and for reviewing and approving the salaries, incentive compensation and other remuneration of all other officers of the Company. The Committee also approves the design of the Company's compensation and benefit plans.

         The foundation of the executive compensation program is based on principles designed to align compensation with business strategy, to create value for the stockholders and to support a performance-based culture throughout the Company. Consistent with these principles, the Committee's compensation policy for executive officers, including the executive officers named in the foregoing tables, is to:

      o Tie total executive compensation to the performance of the Company, providing both reward and penalty based on the Company's performance compared to its peers and individual performance.

      o Comprise a significant amount of the compensation as long-term, at-risk pay to focus management on the long-term interests of the stockholders.

      o Tie the at-risk components of pay primarily to equity-based opportunities to encourage a personal proprietary interest in the Company and to align executives' interests with those of stockholders. The Committee believes this promotes a continuing focus on building stockholder value and profitability.

      o Enhance the Company's ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced executives upon whom, in large part, the successful operation and management of the Company depends.

         The Committee also believes that executive compensation should be subject to objective scrutiny. Consequently, the Committee retains the services of an independent consultant, who on a regular basis evaluates the compensation programs and practices for the Company's executive officers against a competitive industry peer group.

COMPONENTS OF COMPENSATION

         The Committee relates total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies. This peer group consists of companies that are in the same industry and are considered by the Committee to be direct competitors for investment dollars in the energy sector of the market. The Committee reviews and approves the selection of the peer companies used for compensation comparison purposes. Currently, the peer group is made up of twelve companies: Anadarko Petroleum Corporation, Apache Corporation, Barrett Resources, Burlington Resources, Inc. (Meridian Oil), Devon Energy Corporation, Enron Oil & Gas Company, The Louisiana Land & Exploration Company, Noble Affiliates, Inc., Oryx Energy Company, Parker & Parsley Petroleum Company, Santa Fe Energy Resources, Inc. and Seagull Energy Corporation.

         The companies chosen for the peer comparator group used for compensation purposes generally are not the same companies which comprise the Dow Jones Secondary Oils Index, shown in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies included in the Dow Jones Secondary Oils Index used for comparing stockholder returns.

         The key elements of the Company's executive compensation program are base salary, annual incentive bonus and long-term incentives. These key elements are addressed separately below. In determining each component of compensation, the Compensation Committee considers competitive data from the comparator group of companies for each component of pay and the overall value of the total compensation package. The Committee believes that the total compensation package should be competitive and targeted at the median level of compensation for the comparator group but that superior performance should reflect a corresponding increase in value for short and long term incentives.

BASE SALARIES

         The Compensation Committee reviews each executive's base salary annually. Base salaries are targeted at market levels and are adjusted by the Committee to recognize varying levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Base salaries in 1995 for the executive officers named in the Summary Compensation Table as a group were at, or near, the 50th percentile of the predicted competitive market base salary for similar positions in the peer comparator group. Increases to base salaries are driven primarily by individual performance.

         Mr. Siess' base salary of $375,000 per year approximates the 50th percentile of the competitive market for his position and reflects his depth of experience as a chief executive.

ANNUAL INCENTIVE BONUS

         The Annual Target Cash Incentive Plan promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses to achieve corporate business goals and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

         A bonus pool is generated under the Annual Target Cash Incentive Plan as administered in past years when the Company has met pre-determined performance goals which measure the Company's success. These goals are approved by the Board of Directors each year in conjunction with its approval of the Company's operating and capital spending plans. Goals are set for finding costs, reserve additions, produced volumes, operating cash flow, economic value added and other discretionary objectives. A weighting factor is established for such goals with equal weight given to financial performance criteria (50%) and operating measurement criteria (50%). If a bonus pool is generated based upon achievement of the established Company goals, executives earn bonuses to the extent pre-established individual performance goals are achieved. Individual incentive targets are set at market levels which are considered by the Compensation Committee to be appropriate, based upon corporate and individual performance.

         In anticipation of a challenging business environment for the year, the Committee did not establish a formal program identifying performance goals or weighting factors for the Annual Target Cash Incentive Plan for 1995 and the Committee did not authorize payment of any bonuses to executives for 1995 performance.

LONG TERM INCENTIVES

         In past years, the Company has used two types of awards to provide long term incentives to executives: stock options and performance shares. The Committee places greater emphasis on stock options as long term incentive awards for key executives, but also believes that performance shares should be made to those individuals who have a direct impact on the Company's profitability. In light of the fact that 1995 was a difficult year in a challenging business environment, that no increases were made to base salaries and that no bonus awards were given to officers, the Committee incorporated the use of restricted stock awards, in lieu of any salary increase or cash bonus, viewing the implementation of such awards as an appropriate measure to retain and motivate key employees and to also conserve the Company's cash reserves.

         Stock options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

         The size of stock option grants is based primarily on competitive practice and is generally targeted to be at the 50th percentile of option values granted by the comparator companies. The Committee does not typically consider the amount of options previously granted and outstanding when determining the size of option grants to executive officers. The Committee's objective is to deliver a competitive award opportunity based on the dollar value of the award granted. As a result, the number of shares underlying stock option awards is dependent on the stock price on the date of grant.

         Performance shares, a form of stock award, are granted to executives under the 1994 Long-Term Incentive Plan. Each grant of performance shares has a three-year performance period, which runs from July 1 of the initial year of the performance period to June 30 of the third succeeding year.

         Each performance share represents the right to receive, after the end of the performance period, from 0% to 150% of a share of Common Stock, based on the Company's performance. The performance criteria that determines the number of shares of Common Stock of the Company issued per performance share is the relative total shareholder return on the Company's Common Stock as compared to the total shareholder return on the common equity of each company in the comparator group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period plus dividends (on a cumulative reinvested basis). The comparator group for the performance shares is the peer group listed above. If any member of the comparator group ceases to have publicly traded common stock, it will be removed from the comparator group for purposes of computing shareholder return.

         After the end of each performance period, the Company will issue shares of Common Stock in respect of each performance share award for such period based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:


          COMPANY                                                    PERCENT
      RELATIVE PLACEMENT                                      PERFORMANCE SHARES
      ------------------                                      ------------------
         1 (highest) ............................................      150%
         2  .....................................................      140%
         3  .....................................................      130%
         4  .....................................................      120%
         5  .....................................................      110%
         6  .....................................................      100%
         7  .....................................................       75%
         8  .....................................................       50%
         9  .....................................................       25%
         10  ....................................................        0%
         11  ....................................................        0%
         12  ....................................................        0%
         13 (lowest).............................................        0%

         If a participant is not an employee on the last day of the relevant performance period, no shares of Common Stock shall be issued in respect of the participant's performance share award unless otherwise determined by the Compensation Committee. Prior to the issuance of shares of Common Stock in respect of a performance share award, the participant has no right to vote or receive dividends on such shares. Each award of performance shares may not be assigned or transferred except by will or the laws of descent and distribution. In the event the Company ceases to have publicly traded common stock as a result of a business combination or other extraordinary transaction, the performance period for each outstanding performance share award shall be terminated effective upon the date of such cessation.

         The Company's stock options and performance share provisions are intended to constitute "qualified performance based compensation" as defined under Section 162(m) of the Code, with the effect that the deduction disallowance of Section 162(m) of the Code should not be applicable to compensation paid to covered employees under the stock options or the performance share provisions. It is the Committee's intent that the majority of long term incentive awards will qualify under Section 162(m) of the Internal Revenue Code.

         The Company's restricted stock awards to executives consist of grants of Common Stock, the restrictions on which generally lapse in equal increments of one third over the three year period from the date of the initial grant. Prior to the lapse of such restrictions, the participant has no right to vote or receive dividends on such shares. Each award of restricted stock may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change in Control (as defined), any restriction periods shall lapse and the stock certificates representing the shares of restricted stock shall be issued to the participant. In the event of any merger, reorganization, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting the shares of restricted stock, the number of shares of restricted stock shall be equitably adjusted by the Compensation Committee to prevent dilution or
enlargement of rights.   In determining the size of restricted stock awards,
the Committee used its discretion and was not bound by any pre-adopted formula.

         In recognition of Mr. Siess' unusual situation in agreeing to emerge from retirement to revitalize the Company and restore its competitive edge, the Compensation Committee developed a compensation package weighted towards long-term incentives designed to reward enhancement of the Company's profits and to encourage the creation of shareholder value.

         With Mr. Siess' election to the office of Chairman of the Board, Chief Executive Officer and President, effective May 18, 1995, the Committee authorized the following awards: options to purchase a total of 280,000 shares of Common Stock, 30,000 shares with an exercise price of $15.3125 awarded in May 1995 and 250,000 shares with an exercise price of $13.5625 awarded in August 1995 (the respective fair market values on date of grant); a grant of 10,000 performance shares with a three year performance period commencing July 1, 1995; and a grant of 10,000 shares of restricted stock, the restrictions on which will lapse in one installment effective May 18, 1998. The size of the stock option awards given to Mr. Siess in 1995 was based upon competitive data derived from the comparator group and the anticipation that Mr. Siess will not receive further stock option awards during his tenure. In addition, options previously granted to Mr. Siess in May 1990 and May 1992 that would otherwise have terminated pursuant to their terms in December 1995 (three years after retirement) continue to be exercisable as a result of Mr. Siess' resuming employment. Mr. Siess' non-employee director options expired unexercised after his resumption of employment.

CONCLUSION

         The Committee believes these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

         We will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

                                        Compensation Committee



                                        Carl M. Mueller, Chairman
                                        Samuel W. Bodman
                                        Henry O. Boswell
                                        C. Wayne Nance
                                        William P. Vititoe




                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

         No member of the Compensation Committee was, during 1995, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 1995, the Company had no Compensation Committee interlocks.


                             EMPLOYMENT AGREEMENTS
                       AND CHANGE IN CONTROL ARRANGEMENTS

         The Company has entered into Change in Control Agreements (the "Agreements") with the current executive officers named in the Summary Compensation Table other than Mr. Siess, and with four other officers of the Company. The Agreements are intended to encourage such employees to remain in the employ of and to carry out their duties with the Company. The term of the Agreements is initially three years from November 3, 1995, subject to automatic one-year extensions on the second and each subsequent anniversary thereof unless prior to such anniversary the Company gives written notice that the term shall not be so extended. The Agreements provide that in the event of a change in control, such individuals will receive certain benefits in the event of a termination of their employment within two years of such change in control. A "change in control" is generally defined as occurring if (i) any "person" becomes the "beneficial owner", directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, (ii) during any 12-month period, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by the vote of at least a majority of the directors then still in office who were directors at the beginning of the period or (iii) the Company sells or otherwise disposes of, in one transaction or a series of transactions, in a single 12-month period, assets or properties of the Company representing 50% or more of the total proved reserves (on a volumetric basis) of the Company as of the beginning of such 12-month period. Benefits are provided under the Agreements unless such termination of employment is (i) for cause (as defined in the Agreements), (ii) voluntary by the executive and does not constitute a constructive termination without cause (as defined in the Agreements), or (iii) because of the death or disability of the executive.

         Generally, benefits payable under the terms of the Agreements include
(i) a lump-sum cash payment equal to three times the sum of (a) base salary in effect immediately prior to the change in control or, if greater, immediately prior to the executive's termination and (b) the greater of (1) 80% of the executive's target bonus with respect to the fiscal year during which the change in control occurred or, if greater, the fiscal year during which the executive's termination occurred or (2) the executive's actual bonus paid in the fiscal year immediately preceding the change in control, (ii) payment with respect to any performance shares granted to the executive, such payment to be prorated based on actual service completed at the time of the executive's termination, and valued according to the percentage of goal attainment on the date of termination, (iii) immediate vesting and exercisability of all of the executive's options to purchase securities of the Company, (iv) immediate vesting and lapse of restrictions on any restricted stock grants outstanding at the time of the executive's termination, (v) subject to the payment of the applicable premiums, continued medical, dental and life insurance coverage for three years following the date of the executive's termination, (vi) effective crediting of an additional three years of service in the Company's retirement plans in which the executive is participating at the time of the change in control and (vii) outplacement assistance in an amount not to exceed 15% of the executive's base salary in effect on the date of a change in control (the "Termination Benefits"). In the event the excise tax relating to Section 280G of the Code applies to payments by the Company, the Company will make an additional payment to the executive in an amount such that after payment of income taxes (but not the excise tax) on such additional payment, the executive retains an amount equal to the excise tax originally imposed. No payments have been made under the Agreements.

         The Company has entered into both an employment agreement and a Change in Control Agreement with Mr. Ray R. Seegmiller, Vice President, Chief Financial Officer and Treasurer of the Company. The employment agreement provides that if Mr. Seegmiller terminates his employment for good reason (as defined in the agreement) or the Company terminates his employment for any reason other than cause (as defined in the agreement) prior to August 1, 1996, Mr. Seegmiller shall receive his base salary through July 31, 1997, as well as continuation of all applicable benefit programs. If such termination occurs after August 1, 1996, Mr. Seegmiller shall receive 12 months of base salary, as well as continuation of all applicable benefit programs. Additionally, if such termination occurs, Mr. Seegmiller's option to purchase 20,000 shares of Common Stock will immediately vest and be exercisable and the restrictions on 5,000 shares of restricted stock will immediately lapse. Under the terms of Mr. Seegmiller's Change in Control Agreement, in the event of a termination, Mr. Seegmiller will be required to elect between receiving the Termination Benefits or the amounts payable to Mr. Seegmiller under his employment agreement.


                             SEVERANCE ARRANGEMENTS

         Effective May 18, 1995, John H. Lollar resigned as Chairman of the Board, Chief Executive Officer, President and a director of the Company. In connection with Mr. Lollar's resignation, Mr. Lollar received a lump sum severance payment of $726,270 in June 1995. The Company also agreed to reimburse Mr. Lollar for premiums for COBRA coverage under the Company's health care insurance plan for up to 18 months (a total of approximately $5,500). The Compensation Committee extended the period during which Mr. Lollar's stock options (covering an aggregate of 118,000 shares) are exercisable until May 31, 1998, and provided for the vesting of the unvested portion of these options (covering 61,200 of such shares). Pursuant to his existing supplemental agreement in connection with the Pension Plan (see "Pension Plan Table"), Mr. Lollar also received lump sum distributions totaling $339,884. In addition, Mr. Lollar received $20,490 representing forfeitures from the Savings Investment Plan and an associated non-qualified SERP agreement, and $1,667 representing Company contributions to the qualified plan in excess of the limits of Section 415 of the Code.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The following graph compares the Common Stock ("COG") performance with the performance of the Standard & Poor's 500 Stock Index and the Dow Jones Secondary Oils Index for the period December 1990 through December 1995. The graph assumes that the value of the investment in the Company's Common Stock and in each index was $100 on December 31, 1990 and that all dividends were reinvested.


                             [PERFORMANCE CHART]


--------------------------------------------------------------------------------------------------------
                                Dec-90        Dec-91        Dec-92      Dec-93     Dec-94      Dec-95
--------------------------------------------------------------------------------------------------------
           S&P500                 100           126          132         141         139         187
--------------------------------------------------------------------------------------------------------
            COG                   100           77           113         133         91          94
--------------------------------------------------------------------------------------------------------
     DJ Secondary Oils            100           95            93         101         95          108
--------------------------------------------------------------------------------------------------------

           BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

         The following table reports beneficial ownership of Common Stock by holders of more than five percent of any class of the Company's voting securities. Unless otherwise noted, all ownership information is based upon filings made by such persons with the Securities and Exchange Commission (the "Commission").


                 NAME AND ADDRESS OF                         NUMBER OF SHARES         PERCENT OF
                 BENEFICIAL OWNER                            OF COMMON STOCK             CLASS
                                                                  OWNED
                 -------------------                         ----------------         ----------
         Harvard Private Capital Realty, Inc. . . . . . .     1,648,664(1)              6.7% (1)
             c/o  Harvard Management Company, Inc.
             600 Atlantic Avenue
             Boston, MA  02210

         New South Capital Management, Inc.   . . . . . .     1,517,795(2)              6.7%
             1000 Ridgeway Loop Road, Suite 233
             Memphis, TN  38120

         State of Wisconsin Investment Board  . . . . . .     1,191,200(3)              5.2%
             Post Office Box 7842
             Madison, WI  53707

         The Prudential Insurance Company . . . . . . . .     1,624,500(4)              7.1%
                of America
             751 Broad Street
             Newark, NJ  07102

         Vanguard/Windsor Fund, Inc.  . . . . . . . . . .     1,325,000(5)              5.8%
             Post Office Box 2600
             Valley Forge, PA  19482

         Washington Energy Company  . . . . . . . . . . .     4,105,174(6)              16.6% (6)
             815 Mercer Street
             Seattle, WA  98111

         Wellington Management Company  . . . . . . . . .     2,903,673(7)              12.7%
             75 State Street
             Boston, MA  02109

---------------
(1) According to Amendment No. 1 to a Schedule 13G, dated February 13, 1996, filed with the Commission by Harvard Private Capital Realty, Inc., the shares consist of shares issuable upon the conversion of 692,439 shares of $3.125 Convertible Preferred Stock (100% of the series) currently owned.

(2) According to a Schedule 13G, dated February 13, 1996, filed with the Commission by New South Capital Management, Inc., it has shared voting power over 85,000 of these shares and sole dispositive power over all of these shares.

(3) According to a Schedule 13G, dated February, 1996, filed with the Commission by the State of Wisconsin Investment Board, it has sole voting power and sole dispositive power over these shares.

(4) According to Amendment No. 2 to a Schedule 13G, dated February 8, 1996, filed with the Commission by The Prudential Insurance Company of America, it has shared voting power over 688,900 of these shares and shared dispositive power over 693,100 of these shares.

(5) According to Amendment No. 4 to a Schedule 13G, dated February 2, 1996, filed with the Commission by Vanguard/Windsor Fund, Inc., it has sole voting power and shared dispositive power over these shares. Wellington Management Company shares beneficial ownership over all of these shares with, and is the investment advisor to, Vanguard/Windsor Fund, Inc. See Note (7) below.

(6) Consists of 2,133,000 shares of Common Stock currently owned and 1,972,174 shares of Common Stock issuable upon conversion of 1,134,000 shares of 6% Preferred Stock (100% of the series) currently owned. On May 2, 1994, the Company and Washington Energy Company ("WECO") completed the transaction to merge a subsidiary of the Company and Washington Energy Resources Company ("WERCO"), a subsidiary of WECO. The Company acquired the stock of WERCO in a tax-free exchange for total consideration of approximately $168 million, subject to certain adjustments. The Company issued to WECO 2,133,000 shares of Common Stock and 1,134,000 shares of 6% Preferred Stock in exchange for the capital stock of WERCO. The 6% Preferred Stock is entitled to 1.739 votes for each share and votes together with the Common Stock on all matters to be voted on by the holders of the Common Stock, with certain exceptions when voting as a class is required. As a part of the transaction, WECO was entitled to nominate two persons (Messrs. Bailey and Vititoe) to serve on the Company's Board of Directors.

(7) According to Amendment No. 7 to a Schedule 13G, dated March 5, 1996, filed with the Commission by Wellington Management Company, it has shared voting power over 10,000 of these shares and shared dispositive power over all of these shares. This amount includes the 1,325,000 shares beneficially owned by the Vanguard/Windsor Fund, Inc. See Note (5) above.


            BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table reports, as of March 1, 1996, beneficial ownership of Common Stock by each current director of the Company, by each current executive officer listed in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. All ownership information is based upon filings made by such persons with the Commission.

                                                                Number of Shares
                                                                   of Common         Percent
                     Name of Beneficial Owner                     Stock Owned       of Class
         ------------------------------------------------       ----------------    --------
         Robert F. Bailey . . . . . . . . . . . . . . . .           3,834   1/          *
         Samuel W. Bodman . . . . . . . . . . . . . . . .         153,302   2/          *
         Henry O. Boswell . . . . . . . . . . . . . . . .          15,667   3/          *
         John G.L. Cabot  . . . . . . . . . . . . . . . .         245,798   4/        1.07
         William R. Esler . . . . . . . . . . . . . . . .          12,667   5/          *
         William H. Knoell  . . . . . . . . . . . . . . .          11,000   6/          *
         Carl M. Mueller  . . . . . . . . . . . . . . . .          14,187   7/          *
         C. Wayne Nance . . . . . . . . . . . . . . . . .          10,000   8/          *
         William P. Vititoe.  . . . . . . . . . . . . . .           3,334   9/          *
         Charles P. Siess, Jr.  . . . . . . . . . . . . .         446,615   10/       1.96
         J.L. Batt  . . . . . . . . . . . . . . . . . . .          25,742   11/ 15/     *
         Gerald F. Reiger   . . . . . . . . . . . . . . .           4,831   12/ 15/     *
         James M. Trimble . . . . . . . . . . . . . . . .          49,732   13/ 15/     *
         H. Baird Whitehead . . . . . . . . . . . . . . .          38,033   14/ 15/     *
         All directors and executive officers as a group
            (17 individuals)  . . . . . . . . . . . . . .       1,057,468   16/       4.64

         ---------------

*    Represents less than 1% of the outstanding Common Stock.

1/ Includes 3,334 shares purchasable upon the exercise of options within 60 days.

2/ Includes 950 shares for which Mr. Bodman is the indirect owner as Trustee of the Elizabeth L. Bodman Trust, as to which Mr. Bodman disclaims beneficial ownership, and 6,667 shares purchasable upon the exercise of options within 60 days.

3/ Includes 11,667 shares purchasable upon the exercise of options within sixty days.

4/ Includes 1,782 shares held by Mr. Cabot's spouse and 117,519 shares held by various trusts in which Mr. Cabot serves as co-trustee, as to all of which Mr. Cabot shares voting and investment power; Mr. Cabot disclaims beneficial ownership of such shares. Also includes 6,667 shares purchasable upon the exercise of options within 60 days.

5/ Includes 8,667 shares purchasable upon the exercise of options within sixty days.

6/ Includes 10,000 shares purchasable upon the exercise of options within sixty days.

7/ Includes 10,000 shares purchasable upon the exercise of options within sixty days and 237 shares held by Mr. Mueller's spouse, as to which Mr. Mueller disclaims beneficial ownership.

8/ Includes 10,000 shares purchasable upon the exercise of options within sixty days.

9/ Includes 3,334 shares purchasable upon the exercise of options within sixty days.

10/ Includes 386,000 shares purchasable upon the exercise of options within sixty days. Also includes 10,000 shares of restricted stock, the restrictions on which lapse May 18, 1998; Mr. Siess has no voting or investment power with respect to these shares during the restriction period.

11/ Includes 772 shares held in the Company's Savings Investment Plan as to which Mr. Batt shares voting and investment power and 21,520 shares purchasable upon the exercise of options within sixty days.

12/ Includes 498 shares held in the Company's Savings Investment Plan as to which Mr. Reiger shares voting and investment power and 1,334 shares purchasable upon the exercise of options within sixty days.

13/ Includes 1,812 shares held in the Company's Savings Investment Plan as to which Mr. Trimble shares voting and investment power and 32,420 shares purchasable upon the exercise of options within sixty days.

14/ Includes 1,309 shares held in the Company's Savings Investment Plan as to which Mr. Whitehead shares voting and investment power and 30,520 shares purchasable upon the exercise of options within sixty days.

15/ Includes 2,500, 3,000, 3,000, 3,000 shares of restricted stock granted to Messrs. Batt, Reiger, Trimble and Whitehead, respectively, the restrictions on which lapse 33 1/3% on November 14, 1996 and lapse on an additional 33 1/3% on each of the next two one-year anniversaries of such date. Messrs. Batt, Reiger, Trimble and Whitehead have no voting or investment power with respect to these shares during the restriction period.

16/ Includes 5,625 shares held in the Company's Savings Investment Plan as to which the executive officers share voting and investment power and 551,931 shares purchasable by the executive officers and directors upon the exercise of options within sixty days. Also includes 32,500 shares of restricted stock granted to the executive officers, none of the restrictions on which have lapsed. See also Notes 1-15 above.


                          FUTURE STOCKHOLDER PROPOSALS

         Any stockholder proposal intended for inclusion in the proxy statement for the 1997 Annual Meeting of Stockholders of the Company, and otherwise eligible, should be sent to Ms. Lisa A. Machesney, Secretary, Cabot Oil & Gas Corporation, 15375 Memorial Drive, Houston, Texas 77079 and must be received by December 8, 1996.

         The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the Bylaws require advance written notice be delivered to the Company's Secretary at the principal executive offices of the Company not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the anniversary of the preceding year's annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). To be valid, a notice must set forth certain information specified in the Bylaws.

                            SOLICITATION OF PROXIES

         The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, by telephone and by telegraph. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. Morrow & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee to the Company estimated not to exceed $5,000.


                                 MISCELLANEOUS

         The Company's management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.


                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ LISA A. MACHESNEY

                                        LISA A. MACHESNEY
                                        Corporate Secretary

March 29, 1996

                                                                       EXHIBIT A




                          CABOT OIL & GAS CORPORATION
                  1990 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                SECOND AMENDMENT



Cabot Oil & Gas Corporation, a Delaware corporation (the "Company"), has previously established the Cabot Oil & Gas Corporation 1990 Nonemployee Director Stock Option Plan, which was approved by the Company's Board of Directors on April 6, 1990 and approved by its stockholders on February 22, 1991 and which was amended by the Company's Board of Directors by the First Amendment to the 1990 Nonemployee Director Stock Option Plan effective as of July 1, 1993 (the "Plan"). Subject to stockholder approval, the Board of Directors of the Company hereby amends Section 6 Option Period of the Plan effective as of May 16, 1996, as follows:

         (i) Section 6 of the Plan is deleted in its entirety and is replaced by the following:

                 6.       Option Period.

                          Each Option granted under this Plan shall terminate and be of no force and effect with respect to any shares of Class A Stock not previously purchased by the Optionee upon the earliest to occur of the following: (a) the expiration of ten (10) years from the date the Option became exercisable; (b) one (1) year after the Optionee ceases to be a Director of the Company by reason of death, disability or mandatory retirement of the Optionee or (c) three months after the date on which the Optionee ceases to be a Director of the Company for any reason other than death, disability or mandatory retirement.

         (ii)    The Amendment made hereby shall be effective May 16, 1996.


                                                   CABOT OIL & GAS CORPORATION

                                 DETACH HERE

                         CABOT OIL & GAS CORPORATION
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
P                                MAY 16, 1996
R          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X       The undersigned acknowledges receipt of the notice of Annual Meeting of
Y Stockholders and the Proxy Statement, each dated March 29, 1996, and appoints Lisa A. Machesney and Scott C. Schroeder, or either of them, proxies for the undersigned, with power of substitution, to vote all of the undersigned's shares of common stock of Cabot Oil & Gas Corporation at the Annual Meeting of Stockholders to be held at the Ritz-Carlton Hotel in Houston, Texas at 10:00 a.m., local time, on May 16, 1996, and at any adjournments or postponements thereof.

   THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 4.

           THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                     SEE REVERSE
                                                                         SIDE

                                 DETACH HERE



    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2 AND 3.

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    1. ELECTION OF DIRECTORS (check one box only):
    Nominees: Samuel W. Bodman and William P. Vititoe

                     FOR     WITHHELD
                     [ ]       [ ]

    [ ]
       ---------------------------------------
       For both nominees except as noted above



    2. Adoption of an Amendment to       FOR           AGAINST          ABSTAIN
       the 1990 Nonemployee Director     [ ]             [ ]              [ ]
       Stock Option Plan

   3.  Ratification of the appointment   [ ]             [ ]              [ ]
       of Coopers & Lybrand L.L.P. as
       the Company's independent
       certified public accountants.

   4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

                MARK HERE
               FOR ADDRESS    [ ]
               CHANGE AND
               NOTE AT LEFT

       Please date this proxy and sign your name exactly as it appears hereon. In the case of one or more joint owners, each joint owner should sign. If signing as executor, trustee, guardian, attorney, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.